Exhibit 99.1

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	March 16, 2023

Contact: Nelli Madden
732-577-4062

UMH PROPERTIES, INC. PUBLISHES ITS 2022 ANNUAL REPORT

FREEHOLD, NJ, March 16, 2023…….UMH Properties, Inc. (NYSE:UMH) (TASE:UMH), a real estate investment trust (REIT) specializing in manufactured home communities, announced today that it has published its 2022 Annual Report. It is now available on the Company’s website at www.umh.reit.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud to announce that our 2022 Annual Report is now available on our website. We encourage everyone to read our Annual Report to gain further information on our Company and our future outlook.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 135 manufactured home communities containing approximately 25,700 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

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A NYSE Company: Symbol - UMH

since 1968